                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Caere Corporation:

We consent to incorporation herein by reference in the registration statement dated July 27, 1998, on Form S-8 of Caere Corporation of our report dated January 26, 1998, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and our report dated March 24, 1998, relating to the financial statement schedule, which reports appear or are incorporated by reference in the December 31, 1997, annual report on Form 10-K of Caere Corporation.


                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------------
                                       KPMG Peat Marwick LLP

Mountain View, California
July 27, 1998